EXHIBIT 21.1

SUBSIDIARIES  OF  THE  COMPANY




                                                   JURISDICTION OF
                                                   ---------------
NAME                                               ORGANIZATION
----                                               ------------
Oil & Gas Colombia GmbH                            Germany

Triton Algeria, Inc.                               Cayman Islands

Triton Angola, Inc.                                Cayman Islands

Triton Asia Holdings, Inc.                         Cayman Islands

Triton Australia, Inc.                             Cayman Islands

Triton Brazil, Inc.                                Cayman Islands

Triton Cambodia, Inc.                              Cayman Islands

Triton Colombia, Inc.                              Cayman Islands

Triton Ecuador, Inc. LLC                           Cayman Islands

Triton Energy Corporation                          Delaware

Triton Equatorial Guinea, Inc.                     Cayman Islands

Triton Exploration Services, Inc.                  Delaware

Triton Financial Services, Inc.                    Cayman Islands

Triton Guatemala S.A.                              B.V.I.

Triton Hellas Exploration and Exploitation
of Hydrocarbons Anonymous Industrial Technical
and Commercial Company                             Greece

Triton International Finance, Inc.                 Cayman Islands

Triton International Oil Corporation               Delaware

Triton International Petroleum, Inc.               Cayman Islands

Triton Italy, Inc.                                 Cayman Islands

Triton Madagascar, Inc.                            Cayman Islands

Triton Mediterranean Oil & Gas N.V.                Netherlands

Triton Oil & Gas GmbH                              Germany

Triton Oman Resources, Inc.                        Cayman Islands

Triton Oman, Inc.                                  Cayman Islands

Triton Resources (UK) Limited                      U.K.

Triton Tunisia, Inc.                               Cayman Islands

Triton Ventures, Inc.                              Cayman Islands
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